Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter Ended September 30, 2012 and Declares Fourth Quarter 2012 Dividend of $0.34 Per Share

Defensive Investment Strategy Underscored by Continued Strong Credit Performance

Reported In-Line Adjusted Net Investment Income of $0.32 per Share

Declares Fourth Quarter 2012 Dividend of $0.34 per Share

Net Asset Value Growth of $0.27 per Share

Originated $173.4 Million of Assets in the Quarter

Completed Common Stock Offering that Generated $85.0 Million in Gross Proceeds

NEW YORK--(BUSINESS WIRE)--November 6, 2012--New Mountain Finance Corporation (NYSE: NMFC) (the "Company", "we", "us" or "our") today announced its financial results for the quarter ended September 30, 2012 and reported third quarter Adjusted Net Investment Income of New Mountain Finance Holdings, L.L.C. (the “Operating Company”) of $0.32 per share (in line with the $0.31 to $0.33 range given on August 9, 2012). At September 30, 2012, net asset value (“NAV”) per share was $14.10, an increase of $0.27 per share from June 30, 2012. The Company also announced that its board of directors declared a fourth quarter 2012 dividend of $0.34 per share, which will be payable on December 28, 2012 to holders of record as of December 14, 2012.

Except where noted otherwise, all financial information shown is that of the Operating Company. Also, please note that share and unit are used interchangeably.

Selected Financial Highlights
(in thousands, except per share/unit data)

	September 30, 2012
Investment Portfolio	$858,884
Total Assets	$886,828
NAV	$520,355

NAV per Share/Unit	$14.10

Investment Portfolio Composition	September 30, 2012	Percent of Total
First Lien	$516,697	60.2%
Second Lien	306,001	35.6%
Subordinated	29,798	3.5%
Equity and Other	6,388	0.7%
Total	$858,884	100.0%

			Adjusted
	Three months ended		Three months ended
	September 30, 2012	Adjustments*	September 30, 2012
Investment Income	$21,752	$(806)	$20,946
Net Investment Income (1)	$12,719	$(806)	$11,913
Net Realized and Unrealized Gain (Loss)	$12,109	$806	$12,915
Net Capital Gains Incentive Fee (2)	$(2,583)		$(2,583)
Net Increase in Capital resulting from Operations	$22,245		$22,245

Net Investment Income per Share/Unit			$0.32

* Adjusted for unrecognized gains built into the portfolio held as of the date of our initial public offering (May 19, 2011).
(1)	Excludes hypothetical capital gains incentive fees of $2,583 thousand accrued for the three months ended September 30, 2012.
(2)	As of September 30, 2012, no actual capital gains incentive fee would be owed under the investment advisory and management agreement, as amended and restated, as cumulative adjusted net realized gains did not exceed cumulative adjusted unrealized depreciation.

We believe that the strength of the Operating Company’s unique investment strategy – which focuses on acyclical “defensive growth” companies that are well researched by New Mountain Capital, L.L.C., a leading private equity firm – is underscored by continued strong credit performance. The Operating Company has had only one portfolio company, representing $5.9 million of loans, or less than 0.4% of the cost of all investments made since its inception in October 2008, go on non-accrual.

Robert Hamwee, CEO, commented “The third quarter represented a meaningful growth phase for NMFC, whereby we completed our first primary equity raise and largely deployed the proceeds raised, all while maintaining minimal dilution to the dividend and continuing our focus on credit quality.”

“As managers and significant stockholders personally, we are pleased with the accomplishments of the Company this quarter,” added Steven B. Klinsky, NMFC Chairman. “We believe our strategy of focusing on acyclical “defensive growth” industries and companies that we know well continues to be the right way to build and preserve stockholder value.”

Portfolio and Investment Activity

We are a holding company with no direct operations of our own, and our sole asset is our ownership in the Operating Company. We apply an investment company master-feeder structure whereby the financial results of the Operating Company are allocated to us based on our pro-rata ownership interest in the Operating Company.

The Operating Company is externally managed by its investment adviser, New Mountain Finance Advisers BDC, L.L.C. Both New Mountain Finance Corporation and the Operating Company have elected to be treated as business development companies under the Investment Company Act of 1940, as amended.

As of September 30, 2012, the Operating Company’s net asset value was approximately $520.4 million and its portfolio had a fair value of approximately $858.9 million in 58 portfolio companies, with a weighted average Yield to Maturity(1) of approximately 9.9%. For the three months ended September 30, 2012, the Operating Company made approximately $173.4 million of originations and commitments. The $173.4 million includes approximately $109.9 million of investments in six new portfolio companies and approximately $63.5 million of investments in ten portfolio companies held as of June 30, 2012. For the three months ended September 30, 2012, the Operating Company had approximately $1.0 million of sales in one portfolio company and repayments of approximately $63.6 million.

(1)References to “Yield to Maturity” assume that the accruing investments in the Operating Company’s portfolio are purchased at fair value on September 30, 2012 and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. The actual yield to maturity may be higher or lower due to the future selection of LIBOR contracts by individual companies in our portfolio or other factors.

Consolidated Results of Operations

The Operating Company’s total adjusted investment income for the three months ended September 30, 2012 was approximately $20.9 million. For the three months ended September 30, 2012, total adjusted investment income consisted of approximately $18.1 million in cash interest income from investments, prepayment penalties of approximately $1.2 million, approximately $0.6 million in payment-in-kind (“PIK”) interest income from investments, net amortization of purchase premiums/discounts and origination fees of approximately $0.7 million, dividend income of approximately $0.2 million and approximately $0.2 million in other income.

The Operating Company’s total net expenses for the three months ended September 30, 2012 were approximately $9.0 million, excluding $2.6 million of accrued hypothetical capital gains incentive fees. The hypothetical capital gains incentive fee is based upon the net adjusted realized capital gains and losses and the net adjusted unrealized capital depreciation on a cumulative basis from inception through the end of the current period. Actual amounts paid to the Investment Adviser are consistent with the investment advisory and management agreement, as amended and restated, and are based only on actual net adjusted realized capital gains and losses computed net of adjusted unrealized capital depreciation on a cumulative basis from inception through the end of each calendar year. As of September 30, 2012, no actual capital gains incentive fee would be owed under the investment advisory and management agreement, as amended and restated, as cumulative adjusted net realized capital gains did not exceed cumulative adjusted unrealized depreciation.

Total net expenses for the three months ended September 30, 2012 consisted of approximately $2.4 million of costs associated with the Operating Company’s credit facilities and approximately $5.7 million in management and incentive fees, excluding the $2.6 million of capital gains incentive fees. The Operating Company has capped its direct and indirect expenses for the second year of operations at $3.5 million, resulting in professional fees, administrative expense, and other general and administrative expenses totaling approximately $0.9 million for the quarter ended September 30, 2012.

During the three months ended September 30, 2012, the Operating Company recorded approximately $1.4 million in adjusted net realized gains. During the three months ended September 30, 2012, the Operating Company also recorded approximately $11.5 million in adjusted net change in unrealized appreciation (depreciation) of investments.

Liquidity and Capital Resources

As of September 30, 2012, the Operating Company had cash and cash equivalents of approximately $12.7 million, approximately $19.8 million of unsettled securities payable and total debt outstanding of approximately $335.7 million (approximately $135.7 million of the $185.0 million of total availability of the Operating Company’s credit facility and $200.0 million of the $200.0 million of total availability of the New Mountain Finance SPV Funding, L.L.C (“NMF SLF”) credit facility).

On July 10, 2012, our shelf registration statement became effective. On July 17, 2012, we completed a public offering of 5,250,000 shares of NMFC common stock at a public offering price of $14.35 per share for total gross proceeds of approximately $75.3 million. In connection with the offering, the underwriters purchased an additional 676,802 shares with the exercise of the overallotment option to purchase up to an additional 787,500 shares of common stock.

On September 28, 2012, we completed an underwritten secondary offering of 4,000,000 shares of our common stock at a public offering price of $15.00 on behalf of a selling stockholder, New Mountain Finance AIV Holdings Corporation (“AIV Holdings”). No shares were sold by the Company, and it did not receive any proceeds from this offering. All expenses in connection with this offering were borne by the selling stockholder, AIV Holdings.

As a result of these transactions, NMFC now owns 56.1% of the Operating Company and AIV Holdings owns 43.9% of the Operating Company.

Portfolio and Asset Quality

The Operating Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Operating Company formally rates each portfolio investment on a scale of one to four. Each investment is assigned an initial rating of a “2” under the assumption that the investment is performing as expected. Any investment performing materially below our expectations would be downgraded from the “2” rating to a “3” or a “4” rating, based on the deterioration of the investment. An investment rating of a “4” could be moved to non-accrual status, and the final development would be an actual crystallization of a loss through a restructuring or impaired sale.

During the third quarter, one investment was downgraded from an investment rating of “2” to an investment rating of “3”. This investment has a cost basis of approximately $14.6 million and a fair value of approximately $13.3 million as of September 30, 2012.

The Company’s non-accrual loan from the prior quarter has a cost basis of approximately $4.3 million and a fair value of approximately $0.3 million as of September 30, 2012. During the third quarter, two investments with a cost basis of approximately $1.5 million and $0.1 million, respectively, and fair values of $1.1 million and $0.1 million, respectively, in this same portfolio company, representing our total exposure to this portfolio company, were downgraded to an investment rating of “4” and placed on non-accrual status.

Recent Developments

The Operating Company had approximately $123.7 million of originations and commitments in the first 37 days of the fourth quarter of 2012. This was offset by approximately $5.0 of sales and $50.8 million of repayments during the same period.

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Wednesday, November 7, 2012, to discuss its third quarter 2012 financial results. All interested parties may participate in the conference call by dialing +1 (877) 317-6789 approximately 15 minutes prior to the call. International callers should dial +1 (412) 317-6789. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

Financial Statements and Tables of the Operating Company

New Mountain Finance Holdings, LLC
Consolidated Statements of Assets, Liabilities and Members' Capital

	September 30, 2012	December 31, 2011
	(unaudited)
Assets
Investments, at fair value (cost of $844,524,713 and $699,864,784 respectively)	$858,884,178	$703,513,560
Cash and cash equivalents	12,670,690	15,318,811
Interest and dividend receivable	8,579,017	7,307,092
Deferred credit facility costs (net of accumulated amortization of $1,680,588 and $855,955, respectively)	5,317,053	3,713,739
Receivable from affiliate	170,909	369,017
Other assets	1,206,326	356,486
Total assets	$886,828,173	$730,578,705

Liabilities
SLF Credit Facility	200,000,000	165,928,000
Holdings Credit Facility	135,664,913	129,037,813
Payable for unsettled securities purchased	19,800,000	7,604,931
Incentive fee payable	6,525,063	2,317,328
Management fee payable	2,767,648	2,200,354
Interest payable	580,796	1,747,095
Payable to affiliate	22,728	-
Other liabilities	1,112,085	1,241,366
Total liabilities	366,473,233	310,076,887
Members' Capital	520,354,940	420,501,818
Total liabilities and members' capital	$886,828,173	$730,578,705

Outstanding common membership units	36,912,573	30,919,629
Capital per unit	$14.10	$13.60

New Mountain Finance Holdings, L.L.C.
Consolidated Statements of Operations

	Three months ended		Nine months ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Investment income
Interest income	$21,362,055	$14,860,750	$60,087,281	$38,838,944
Dividend income	215,160	-	215,160	-
Other income	174,515	207,831	770,313	557,648
Total investment income	21,751,730	15,068,581	61,072,754	39,396,592

Expenses
Incentive fee	5,561,173	700,610	11,693,825	1,205,003
Management fee	2,767,649	1,930,140	7,887,506	2,737,649
Interest and other credit facility expenses	2,401,847	1,686,113	7,286,164	4,767,013
Administrative expenses (net of reimbursable expenses of $267,973, $218,396, $850,816 and $398,651, respectively)	276,277	314,250	753,021	517,668
Professional fees (net of reimbursable expenses of $170,909, $816,530, $535,771 and $946,716, respectively)	233,561	55,138	742,934	624,972
Other general and administrative expenses	375,777	380,612	1,014,660	559,180
Total expenses	11,616,284	5,066,863	29,378,110	10,411,485

Net investment income	10,135,446	10,001,718	31,694,644	28,985,107
Net realized gains on investments	1,615,032	1,402,671	14,590,819	13,954,834
Net change in unrealized appreciation (depreciation) of investments	10,494,213	(22,657,239)	10,710,689	(29,119,352)
Net increase (decrease) in capital resulting from operations	$22,244,691	$(11,252,850)	$56,996,152	$13,820,589

			Adjusted
	Three Months Ended		Three Months Ended
	September 30, 2012	QTD Adjustments	September 30, 2012
Investment income

Interest income	$21,362,055	$(805,520)	$20,556,535
Dividend income	215,160		215,160
Other income	174,515		174,515

Total investment income	21,751,730	(805,520)	20,946,210

Total expenses pre-incentive fee	6,055,111		6,055,111

Pre-Incentive Fee Net Investment Income	15,696,619	(805,520)	14,891,099

Incentive fee	2,978,220		2,978,220

Post-Incentive Fee Net Investment Income	12,718,399	(805,520)	11,912,879

Realized gains on investments	1,615,032	(168,786)	1,446,246
Net change in unrealized appreciation (depreciation) of investments	10,494,213	974,306	11,468,519
Capital Gains Incentive Fee (1)	(2,582,953)		(2,582,953)

Net increase in capital resulting from operations	$22,244,691		$22,244,691

(1)	As of September 30, 2012, no actual capital gains incentive fee would be owed under the investment advisory and management agreement, as amended and restated, as cumulative adjusted net realized gains did not exceed cumulative adjusted unrealized depreciation.

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company used all of the proceeds from its initial public offering as well as the proceeds from its concurrent private placement to acquire common membership units from New Mountain Finance Holdings, L.L.C. The investment objective of New Mountain Finance Holdings, L.L.C. is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. In some cases, investments may include small equity interests. New Mountain Finance Holdings, L.L.C.'s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL, L.L.C.

New Mountain Capital, L.L.C is a New York-based private equity firm investing for long-term capital appreciation through direct investments in growth equity transactions, leveraged acquisitions, and management buyouts. The firm currently manages private and public equity funds with approximately $9.0 billion in aggregate capital commitments. New Mountain Capital, L.L.C. seeks out the highest-quality defensive growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, L.L.C., please visit www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publically update or revise any forward-looking statements made herein. All forward-looking statements speak only as of the time of this press release.

CONTACT:
New Mountain Finance Corporation
Adam Weinstein, 212-220-4247
Chief Financial Officer and Treasurer